AMENDMENT NO. 2 TO
4C CONTROLS INC.
COMMON STOCK PURCHASE WARRANT “A-1”

THIS AMENDMENT NO. 2 TO THE COMMON STOCK PURCHASE WARRANT “A-1” (this “Amendment”) is made as of August ____, 2008, by and between 4C CONTROLS INC. (the “Company”) and ARIMATHEA LIMITED, or its registered assigns (the “Warrant Holder”). The parties hereto herby agree to amend that certain Common Stock Purchase Warrant “A-1,” issued as of March 25, 2008, as amended as of May 29, 2008 (the “Warrant”), as set forth below. Capitalized terms not expressly defined herein shall have the meanings ascribed to them in the Warrant.

WHEREAS, the Company’s Board of Directors and the Warrant Holder have determined that it is in the best interests of the Company and its shareholders to amend the original warrant number A-1 granted to the Warrant Holder;

WHEREAS, The Company and the Warrant Holder have agreed that the number of shares issuable upon exercise of the Warrant shall be revised to equal to five percent (5%) of the equity capital raised by the Company attributable to introductions made by Arimathea (“Arimathea Source Capital”) divided by the original exercise price of $3.45 per share the (“Warrant Shares”);

WHEREAS, the original exercise price of $3.45 shall remain effective with respect to exercise of the amended Warrant for the purchase of the Warrant Shares.

WHEREAS, the Warrant shall vest and become exercisable, in whole or in incremental parts, as and when the Arimathea Source Capital is received by the Company;

WHEREAS, the Company and the Warrant Holder have agreed that the maximum aggregate of Arimathea Source Capital with respect to which the Warrant may be exercised is seventy million U.S. Dollars which if the full amount of such Arimathea Source Capital is received by the Company then in accordance with the foregoing formula the Warrant would vest and become exercisable for a maximum of 1,014,493 shares of Company Common Stock.

WHEREAS, the Company and the Warrant Holder desire to amend the term of the Warrant to three (3) years from the date of issuance of the Warrant.

(Continued on Following Page)

NOW, THEREFORE, the Warrant be, and hereby is, amended as follows:

1. The Expiration Date of the Warrant is amended to mean March 25, 2011, and all references to the term “Expiration Date” in the Warrant shall mean March 25, 2011.

2.  Exhibit A to the Warrant is deleted in its entirety and replaced with the following:

EXHIBIT A

This Warrant shall vest and become exercisable in such number of shares of Company Common Stock as shall be equal to the quotient of (i) 5% of Arimathea Source Capital received by Company from sources introduced to the Company by the Warrant Holder, divided by (ii) the exercise price of $3.45. The maximum aggregate of Arimathea Source Capital with respect to which the Warrant may vest and become exercisable is seventy million U.S. Dollars. The Warrant shall vest and become exercisable, in whole or in incremental parts, as and when the Arimathea Source Capital is received by the Company. For example, if the full amount of seventy million U.S. Dollars Arimathea Source Capital is received by the Company, the Warrant shall vest and become exercisable in the maximum amount of 1,014,493 shares of Company Common Stock reflecting the foregoing formula determination for issuance of such shares of Common Stock.

3. All other terms and conditions of the Warrant shall be and remain in full force and effect as therein written, except as expressly waived or modified by this Amendment.

4. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute but one instrument.

5. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Warrant, the provisions of this Amendment shall govern and control to the extent of such conflict or inconsistency.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by the authorized officer as of the date first above stated and agreed by the Warrant Holder.

4C CONTROLS INC., a Nevada corporation

By: _________________________
Name:
Title:

WARRANT HOLDER: ARIMATHEA LIMITED

By: _________________________
Name:
Title:

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